UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2021

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2021 (the “Effective Date”), Gevo, Inc. (the “Company”) and Butamax Advanced Biofuels LLC and its affiliate, Danisco US Inc. (collectively, “Butamax”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company purchased all of Butamax’s rights, title and interests in certain U.S. and foreign patents and patent applications, subject to specified conditions and encumbrances, relating to the production, recovery and use of biobutanol that were owned by Butamax (the “Purchased Assets”). The Purchased Assets were previously subject to the terms and conditions of the Patent Cross-License Agreement, effective August 22, 2015, by and between the Company and Butamax (the “PCLA”).

Except for certain existing licenses granted by Butamax pursuant to the PCLA and other terms set forth in the Purchase Agreement, the PCLA was terminated as of the Effective Date.

The Purchased Assets are transferred by Butamax to the Company “as is” with all representations and warranties disclaimed, except as set forth in the Purchase Agreement. The Purchased Assets are subject to certain existing licenses previously entered into by Butamax as set forth in the Purchase Agreement. The Company also granted back to Butamax a non-exclusive, royalty-free, transferable and sublicensable license for the Purchased Assets to be used outside of the Company's field of use, as set forth in the Purchase Agreement.

The Purchase Agreement contains other customary terms and conditions and an agreement by Butamax to not assert certain patent claims against the Company, its affiliates or their respective sublicensees.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On September 23, 2021, the Company issued a press release regarding the Purchase Agreement and related matters, which is furnished herewith as Exhibit 99.1.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†*	Asset Purchase Agreement, date September 21, 2021, between Butamax Advanced Biofuels LLC and Danisco US Inc., and Gevo, Inc.
99.1	Press release, dated September 23, 2021.
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

† Certain portions of the exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: September 23, 2021	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary